UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

AURORA DIAGNOSTICS HOLDINGS, LLC

(Exact name of registrant as specified in charter)

Delaware	333-176790	20-4918072

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11025 RCA Center Drive, Suite 300, Palm Beach Gardens, Florida  33410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 420-5512

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2015, Peter J. Connolly resigned from the Company’s Board of Managers effective on February 24, 2015.

Also effective February 24, 2015, Daniel D. Crowley, the Company’s Chief Executive Officer and President, was appointed to serve on the Company’s Board of Managers and will serve as its Chairman.  Mr. Crowley was appointed to the Board of Managers in accordance with Section 5.2 of the Company’s Second Amended and Restated Limited Liability Company Agreement.  Biographical and other information with respect to Mr. Crowley, including the information required by Item 404(a) of Regulation S-K, has been made avaialable pursuant to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the SEC, and is incorporated herein by reference.  Mr. Crowley has not been, and is currently not expected to be, named to any committees of the Board of Managers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurora Diagnostics Holdings, LLC
February 24, 2015	/s/ Michael C. Grattendick
Michael C. Grattendick
Vice President, Controller, and Treasurer